Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the BankUnited 401(k) Profit Sharing Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Humberto L. Lopez, on behalf of the Plan Administrator, BankUnited Financial Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits under the Plan.

By:	/s/ Humberto L. Lopez	June 30, 2003

Humberto L. Lopez Senior Executive Vice President and Chief Financial Officer BankUnited Financial Corporation, Plan Administrator

This certification is being furnished to the Securities and Exchange Commission as an exhibit to such Report and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this certification has been provided to BankUnited Financial Corporation and the Plan and will be retained by each and furnished to the Securities and Exchange Commission or its staff upon request.